NEWS RELEASE
FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:

Media Contact	Pacific Continental	NWB Financial Corporation
John Fitzsimmons	Hal Brown	Basant Singh
Aspire Communications	President/CEO	President/CEO
781/ 863-1333	541/ 686-8685	206/ 676-3068
www.aspirepr.com	www.therightbank.com	www.nwbb.com
E-mail: johnf@aspirepr.com	E-mail: banking@therightbank.com	E-mail: bsingh@nwbb.com

PACIFIC CONTINENTAL CORPORATION TO ACQUIRE
NWB FINANCIAL CORPORATION
Strategic Acquisition To Fuel Pacific Continental Bank’s Expansion Into Washington

EUGENE, OR and SEATTLE, WA --August 17, 2005---Pacific Continental Corporation (NASDAQ: PCBK), the bank holding company for Pacific Continental Bank (“PCBK”) and NWB Financial Corporation (OTCBB: NWBF), the bank holding company for Northwest Business Bank (“NWBF”), jointly announce the signing of a definitive agreement for the merger of NWB Financial Corporation with and into Pacific Continental Corporation.

Pacific Continental Bank, founded in 1972, is an Oregon state chartered bank with ten banking offices located in Eugene and Portland, the state's two largest commercial markets. Pacific Continental targets the banking needs of community-based businesses, professional service providers, and nonprofit organizations. PCBK had $553.8 million in assets at June 30, 2005. Northwest Business Bank, opened in December 1998, is a Washington state chartered bank with two banking offices, one in downtown Seattle and one in downtown Bellevue. Northwest Business Bank was organized to serve successful professionals, entrepreneurs, and real estate investors. At June 30, 2005, NWBF had total assets of $143.4 million.

Terms of the agreement call for PCBK to pay approximately $14.5 million in cash and issue approximately 1,411,430 shares of its common stock. Based upon PCBK’s August 17, 2005 closing price, the value of the stock consideration is approximately $22.2 million. The terms also provide for NWBF outstanding stock options to be rolled into options to purchase PCBK stock. Combined, the stock and cash transaction, including the value of rolling outstanding NWBF options, is valued at approximately $39.0 million. NWBF’s shareholders will have the opportunity to choose between stock and cash consideration such that the overall consideration mix is preserved at approximately 60% stock and 40% cash. For NWBF shareholders receiving PCBK shares as consideration, the transaction is expected to be treated as a tax-deferred exchange. PCBK’s management expects the transaction to be accretive to PCBK’s 2006 earnings.

The respective boards of directors of both companies have unanimously approved the transaction, which remains subject to the approval by NWBF’s stockholders, as well as federal and Oregon state banking regulators and the satisfaction of other normal and customary closing conditions, none of which are currently expected by PCBK’s or NWBF’s managements to delay or prevent the timely closing of the transaction. The respective managements currently anticipate that the transaction will close during the fourth quarter of 2005.

Hal Brown, President and CEO of Pacific Continental said, “We are excited to have found a partner in Northwest Business Bank that has a complementary market focus that fits nicely with our existing business model. This is a natural fit as both of our organizations hold as core values a strong commitment to our communities, a dedication to our customers and employees, and a focus on delivering shareholder value. Northwest Business Bank’s highly regarded Seattle-Bellevue team complements our existing team of professionals. The Seattle-Bellevue markets are the Pacific Northwest’s largest commercial markets and provide the combined organization with excellent growth opportunities. Importantly, this partnership allows PCBK entry into all Washington state markets including the Vancouver, Washington market, a natural future expansion opportunity for our existing Portland operations. The combined enterprise will be unique among Pacific Northwest community banks with offices in three of the northwest region’s largest metropolitan areas. This footprint provides us with many opportunities to continue our growth and further enhance shareholder value and we intend to achieve this as we have for many years as a Eugene-based bank,” noted Brown.

Basant Singh, President and CEO of NWBF commented, “We are very excited to join the Pacific Continental team and bring the capital, resources and expanded product mix of the combined company to our business customers. This transaction enhances the value to our shareholders with a tremendous opportunity to further enhance the value of their investment. Combining with PCBK offers our employees career growth opportunities and the chance to work at one of the Northwest’s premier banks. PCBK continues to be widely recognized as one of the best places to work in our region. Our customers and prospects will certainly benefit from the expanded products and resources of the combined company. We see enormous upside to growing our business and providing existing and new customers with the high level of service they have come to expect,” he concluded.

The majority of employees of NWBF are expected to remain with the combined entity and many key employees have entered into employment agreements, including Basant Singh who will become Executive Vice President and Director of the Greater Seattle Operations. Current NWBF Chairman, Michael Heijer, will join the boards of directors of Pacific Continental Corporation and Pacific Continental Bank. PCBK management currently anticipates that total employment in the Seattle-Bellevue offices will increase to meet the company’s growth opportunities during 2006, the first year operating as a combined company

This transaction continues Pacific Continental’s prudent and deliberate growth strategy. The company’s initial expansion outside of its home market in Eugene was in 1996 with its first branch opening in the metropolitan Portland market. Earlier this year PCBK announced further expansion and the location for its fourth Portland-area location, expected to open before the end of 2005. The new combination enables PCBK to strategically penetrate important new metropolitan markets. The additional resources, expanded products and the higher lending limit of the combined company are expected to greatly enhance the growth efforts in the Seattle-Bellevue market. Upon completion of the transaction, Northwest Business Bank’s two branches will operate as offices of Pacific Continental Bank. The acquisition is expected to push Pacific Continental’s total assets to more than $750 million at closing. The combination of the two companies will give Pacific Continental 12 branches stretching from Eugene to Seattle, creating one of the most attractive metropolitan branch networks in the region.

Hal Brown commented, “We recognize that to achieve our growth goals that integration of the two banks is critically important to our success. In this regard and in anticipation of completing this transaction, I named PCBK Executive Vice President Roger Busse as head of our integration team. Many members of this team were also the leaders in our comprehensive due diligence process, also headed up by Roger. His extensive background with bank mergers, due diligence and integration when he was with U.S. Bank was a significant contributing factor to PCBK’s success in accomplishing this transaction. The integration team is complemented by additional personnel from NWBF.”

PCBK anticipates net cost savings and synergies to be achieved. Current internal estimates indicate conservative pre-tax efficiencies in the $500,000 range to be achieved during 2006. This includes both efficiencies and cost reductions in administration, accounting, IT (including data processing services) and savings in board fees, annual reports and shareholder record-keeping costs among others.

Sandler O’Neill & Partners, L.P. served as the financial advisor to Pacific Continental and Graham & Dunn served as legal counsel to PCBK. Hovde Financial LLC acted as financial advisor and Jones & Keller provided legal counsel to NWBF.

Live Conference Call and Audio Webcast:

Pacific Continental is offering a live telephone conference call and an accompanying Webcast with slides for interested parties relating to its acquisition of NWB Financial Corporation on Wednesday August 18th at 9:30 a.m. Pacific Time. To listen to the conference call interested parties should call (877) 244-9115: To view the accompanying Webcast slides, click on the Presentations link within the Investor Relations section on PCBK’s website www.therightbank.com. The meeting id is “sr8482” and is required to view the slide presentation.

The Webcast replay will also be available within two days following the live Webcast, and archived for one year on the Pacific Continental Website. Any questions regarding the conference call presentation or Webcast should be directed to Michael Reynolds at 541-686-8685.

About Pacific Continental Bank
Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through ten banking offices in western Oregon including Eugene and Portland, the state's two largest commercial markets. Pacific Continental targets the banking needs of community-based businesses, professional service providers, and nonprofit organizations. Pacific Continental has rewarded its shareholders with consecutive cash dividends for twenty-one years, and since 1979 the company has paid a cash dividend in twenty-six out of twenty-seven years. Since its founding in 1972, Pacific Continental Bank has been honored with numerous awards from diverse business and community organizations. In 2004 Oregon Business magazine ranked Pacific Continental as the #1 Oregon company to work for within its size category. In 2003, the United Way of Lane County selected Pacific Continental as its "Outstanding Corporate Citizen.” The Better Business Bureau of Oregon and Southwest Washington named Pacific Continental its 2002 “Business of the Year.” Pacific Continental Corporation’s shares are listed on the NASDAQ’s National Market under the symbol "PCBK." Additional information on Pacific Continental and its services including online and electronic banking can be found at www.therightbank.com.

Pacific Continental Safe Harbor
This release contains ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995 (``PSLRA''). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the concentration of loans of the company’s banking subsidiary , particularly with respect to commercial and residential real estate lending; changes in the regulatory environment and increases in associated costs, particularly on-going compliance expenses and resource allocation needs in response to the Sarbanes-Oxley Act and related rules and regulations; vendor quality and efficiency; employee recruitment and retention, specifically in the Bank’s Portland market; the company’s ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; and similar matters. With regard to the proposed NWBF transaction, specific risks include that it may be more difficult, costly or time-consuming to combine the two companies than the parties anticipate, thereby creating disruption and difficulties during the integration process. In addition, the combined company may fail to realize projected cost savings and revenue enhancement and the accretive effect of the acquisition on Pacific Continental’s earnings. Readers are cautioned not to place undue reliance on the forward-looking statements. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review any risk factors described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents, including any Current Reports on Form 8-K furnished to or filed from time-to-time with the Securities Exchange Commission. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

About NWB Financial Corporation
NWB Financial Corporation is the bank holding company for Northwest Business Bank. Opened during 1998, Northwest Business Bank is a Washington-based state-chartered commercial bank founded to serve successful professionals, entrepreneurs, and real estate investors throughout the Puget Sound area. The bank’s two locations in downtown Seattle and Bellevue are staffed with bankers providing a full complement of deposit and lending services. The bank’s management team works in a uniquely entrepreneurial environment, and are provided with state-of-the-art technology and the decision-making latitude to tailor services to each customer and their specific needs. More information about Northwest Business Bank can be found at www.nwbb.com.

NWB Financial Safe Harbor
This release may contain ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995 (``PSLRA''). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: general economic conditions; business conditions in the banking industry; the regulatory environment; new legislation; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition among financial institutions; fluctuating interest rate environments, and similar matters. Rick factors associated with NWB Financial’s acquisition by Pacific Continental include, but are not limited to, the company’s ability to continue generating loans, execute on its community-based retail banking strategy, the successful integration of the combined operations, and the realization of anticipated cost savings. Readers are cautioned not to place undue reliance on the forward-looking statements. NWB Financial Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review the risk factors described herein. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

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Northwest Business Bank
Consolidated Statements of Income
For the Years Ended
(Amounts in $ Thousands, except per share data)

	31-Dec-04	31-Dec-03	31-Dec-02
Interest income	$7,935	$6,194	$6,075
Interest expense	$1,673	$1,161	$1,887
Net interest income	$6,262	$5,033	$4,188
Provision for loan losses	$625	$785	$797
Noninterest income	$560	$558	$434
Noninterest expense	$3,310	$3,137	$2,578
Income before taxes	$2,887	$1,669	$1,247
Taxes	$1,011	$582	$320
Net income	$1,876	$1,087	$927

Net income per share
Basic	$1.64	$0.97	$0.83
Fully diluted	$1.58	$0.96	$0.81

Outstanding shares at period end	1,152,226	1,131,346	1,117,870
Outstanding shares, year-to-date average (basic)	1,143,902	1,120,619	1,116,867
Outstanding shares, year-to-date average (diluted)	1,187,342	1,132,292	1,144,444

Northwest Business Bank
Financial Data and Ratios
For the Years Ended
(Amounts in $ Thousands, except for per share data)

Balance Sheet	31-Dec-04	31-Dec-03	31-Dec-02
Loans at period end	$121,408	$94,760	$70,725
Allowance for loan losses at period end	$1,475	$1,080	$1,165
Assets at period end	$156,910	$126,847	$100,214
Deposits at period end	$124,440	$107,545	$85,413
Stockholders' equity at period end	$16,876	$14,802	$13,640
Loans, average	$107,512	$78,130	$68,874
Earning assets, average	$137,097	$99,164	$94,941
Assets, average	$144,500	$103,207	$96,042
Deposits, average	$123,358	$86,946	$83,073
Stockholders' equity, average	$15,333	$13,802	$11,116

Financial Performance
Return on average assets	1.29%	0.92%	0.95%
Return on average equity	11.29%	7.44%	6.92%
Net interest margin	4.57%	5.08%	4.37%
Efficiency ratio	48.52%	56.11%	55.78%
Net income per share
Basic	$1.64	$0.97	$0.83
Fully diluted	$1.58	$0.96	$0.81

Loan Quality
Loan charge offs	$319	$883	$558
Loan recoveries	($89)	($13)	($20)
Net loan charge offs	$230	$870	$538

Non-accrual loans	$23	$442	$2,190
90-day past due
Total nonperforming loans	$23	$442	$2,190
Government guarantees on
non-accrual and 90-day past due	$0	$0	($1,093)
Net nonperforming loans	$23	$442	$1,098
Foreclosed properties	$0	$0	$0

Total nonperforming assets, net of guarantees	$23	$442	$1,098

Loan Quality Ratios
Non-accrual loans to total loans	0.02%	0.47%	3.10%
Nonperforming assets to total assets	0.01%	0.35%	1.10%
Allowance for loan losses to net nonperforming loans	6555.56%	244.34%	106.15%
Net loan charge offs to average loans	0.21%	1.11%	0.78%
Allowance for loan losses to total loans	1.21%	1.14%	1.65%